Exhibit 99.1

For More Information
Investor Contacts:
Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-7722
Suzanne@blueshirtgroup.com
Barry Zwarenstein
CFO, Senior Vice President
SMART Modular Technologies
510-624-8134
Barry.Zwarenstein@smartm.com
SMART Modular Technologies Reports

Third Quarter Fiscal 2011 Results
NEWARK, CA, June 21, 2011 — SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (NASDAQ: SMOD), a leading independent manufacturer of memory modules and solid state storage products, today reported financial results for the third quarter of fiscal 2011 ended May 27, 2011.
Third Quarter Fiscal 2011 Highlights:
•	Net sales of $164.5 million

•	Gross profit of $32.4 million

•	GAAP diluted EPS of $0.03

•	Non-GAAP diluted EPS of $0.10

•	Adjusted EBITDA of $17.8 million
Net sales for the third quarter of fiscal 2011 were $164.5 million, compared to $170.5 million for the second quarter of fiscal 2011, and $201.2 million for the third quarter of fiscal 2010.
Gross profit for the third quarter of fiscal 2011 was $32.4 million compared to $28.5 million for the second quarter of fiscal 2011, and $45.5 million for the third quarter of fiscal 2010.
On a GAAP basis, net income for the third quarter of fiscal 2011 was $2.3 million or $0.03 per diluted share, compared to $0.2 million or $0.00 per diluted share for the second quarter of fiscal 2011, and $14.9 million or $0.23 per diluted share for the third quarter of fiscal 2010.
On a non-GAAP basis, net income was $7.1 million or $0.10 per diluted share for the third quarter of fiscal 2011, compared to $5.2 million or $0.08 per diluted share for the second quarter of fiscal 2011, and net income of $17.3 million or $0.26 per diluted share for the third quarter of fiscal 2010.

Adjusted EBITDA for the third quarter of fiscal 2011 was $17.8 million, compared to $13.6 million for the second quarter of 2011, and $29.8 million for the third quarter of fiscal 2010.
Please refer to the Non-GAAP Information section and the “Reconciliation of Non-GAAP Financial Measures” table below for further detail on non-GAAP net income and Adjusted EBITDA.
No conference call will be held in conjunction with this third quarter earnings release.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. We define Adjusted EBITDA as GAAP net income plus net interest expense, income tax expense, depreciation and amortization expense, stock-based compensation expense, restructuring charges, a technology access charge, and other infrequent or unusual items. Adjusted EBITDA is not a measure of financial performance calculated in accordance with U.S. GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of U.S. GAAP. Adjusted EBITDA also does not purport to represent cash flows provided by, or used in, operating activities in accordance with U.S. GAAP and should not be used as a measure of liquidity.
Non-GAAP financial results do not include stock-based compensation expense, restructuring charges, a technology access charge and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. By excluding these charges, as well as any related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results, to plan and forecast future periods, and to assess performance of certain executives for compensation purposes. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with U.S. GAAP. In addition, these measures may not be used similarly by other companies and therefore may not be comparable between companies.
Investors are encouraged to review the Reconciliation of Non-GAAP Financial Measures table below for more detail on Adjusted EBITDA and non-GAAP calculations.

Additional Information and Where to Find It

All parties desiring details regarding the previously announced merger transaction are urged to review the definitive merger agreement available on the Company’s website at http://www.smartm.com, and the SEC’s website at http://www.sec.gov. In connection with the proposed transaction, SMART has filed with the SEC a preliminary proxy statement and other documents relating to the transaction and will file with the SEC a definitive proxy statement, and may file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders will also be able to obtain a free-of charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to The Blueshirt Group., Attention: Suzanne Craig or from SMART’s website, http://www.smartm.com. SMART and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of SMART in favor of the proposed merger. Information regarding SMART’s directors and executive officers is contained in SMART’s definitive proxy statement filed with the SEC on December 3, 2010 (the “Annual General Meeting Proxy Statement”). Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed and to be filed with the SEC (when available).

About SMART
SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, enterprise, industrial, networking, gaming, telecommunications, defense, aerospace and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. SMART also offers high performance, high capacity solid state drives, or SSDs, for enterprise, defense, aerospace, industrial automation, medical, and transportation markets. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.
SMART Modular Technologies (WWH), Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data; unaudited)

	Three Months Ended			Nine Months Ended
	May 27,	February 25,	May 28,	May 27,	May 28,
	2011	2011	2010	2011	2010

Net income	$2,272	$171	$14,917	$10,410	$35,591
Add:
Stock-based compensation expense charged to operating expenses, net of tax	2,200	2,232	1,896	6,565	5,358
Acquisition costs, no tax effect	3,533	—	—	3,533	—
Restructuring charges, no tax effect	480	2,831	—	3,311	—
Technology access charge, no tax effect	—	—	—	7,534	—
Display business divestiture, no tax effect	—	—	486	—	486
Gain from insurance settlement, no tax effect	(1,435)	—	—	(1,435)	—
Gain from legal settlement, no tax effect	—	—	—	—	(3,044)
Gain from repurchase of notes, no tax effect	—	—	—	—	(1,178)
Loan fees written off on repurchase of notes, no tax effect	—	—	—	—	353

Non-GAAP net income	$7,050	$5,234	$17,299	$29,918	$37,566

Non-GAAP net income per diluted share	$0.10	$0.08	$0.26	$0.45	$0.58

Shares used in computing non-GAAP net income per diluted share:	67,648	66,087	65,502	66,498	64,843

Net income	$2,272	$171	$14,917	$10,410	$35,591
Interest expense, net	(179)	230	837	762	3,663 *
Income taxes	5,444	2,557	7,354	13,340	20,504
Depreciation and amortization	5,452	5,585	4,250	16,935	11,779

EBITDA	12,989	8,543	27,358	41,447	71,537
Adjustments:
Stock-based compensation expense charged to operating expenses	2,212	2,248	1,908	6,605	5,393
Acquisition costs	3,533	—	—	3,533	—
Restructuring charges	480	2,831	—	3,311	—
Technology access charge	—	—	—	7,534	—
Display business divestiture	—	—	486	—	486
Gain from insurance settlement	(1,435)	—	—	(1,435)	—
Gain from legal settlement	—	—	—	—	(3,044)
Gain from repurchase of notes	—	—	—	—	(1,178)

Adjusted EBITDA	$17,779	$13,622	$29,752	$60,995	$73,194

*	Includes $353K of loan fees written off on repurchase of notes.

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended			Nine Months Ended
	May 27,	February 25,	May 28,	May 27,	May 28,
	2011	2011	2010	2011	2010

Net sales	$164,479	$170,549	$201,235	$551,387	$484,438
Cost of sales	132,100	142,024	155,738	446,474	368,162

Gross profit	32,379	28,525	45,497	104,913	116,276

Operating expenses:
Research and development	7,652	7,852	6,657	23,664	17,606
Selling, general and administrative	15,224	15,169	16,340	45,241	44,037
Acquisition costs	3,533	—	—	3,533	—
Restructuring charges	480	2,831	—	3,311	—
Technology access charge	—	—	—	7,534	—

Total operating expenses	26,889	25,852	22,997	83,283	61,643

Income from operations	5,490	2,673	22,500	21,630	54,633
Interest income (expense), net	179	(230)	(837)	(762)	(3,663)
Other income, net	2,047	285	608	2,882	5,125

Total other income (expense)	2,226	55	(229)	2,120	1,462

Income before provision for income taxes	7,716	2,728	22,271	23,750	56,095
Provision for income taxes	5,444	2,557	7,354	13,340	20,504

Net income	$2,272	$171	$14,917	$10,410	$35,591

Net income per share, basic	$0.04	$0.00	$0.24	$0.16	$0.57

Net income per share, diluted	$0.03	$0.00	$0.23	$0.16	$0.55

Shares used in computing net income per ordinary share	64,137	63,178	62,463	63,405	62,216

Shares used in computing net income per diluted share	67,648	66,087	65,502	66,498	64,843

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	May 27,	August 27,
	2011	2010
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$131,737	$115,474
Accounts receivable, net of allowances of $1,778 and $1,660 as of May 27, 2011 and August 27, 2010, respectively	177,664	208,377
Inventories	98,071	112,103
Prepaid expense and other current assets	22,670	33,488

Total current assets	430,142	469,442
Property and equipment, net	52,505	46,221
Other non-current assets	32,719	21,217
Other intangible assets, net	5,744	6,460
Goodwill	1,061	1,061

Total assets	$522,171	$544,401

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$91,441	$151,885
Accrued liabilities	21,977	29,318
Short-term debt	55,072	—

Total current liabilities	168,490	181,203
Other long-term liabilities	7,298	4,546
Long-term debt	—	55,072

Total liabilities	175,788	240,821

Shareholders’ equity:
Ordinary shares	11	10
Additional paid in capital	133,548	118,123
Accumulated other comprehensive income	28,625	11,658
Retained earnings	184,199	173,789

Total shareholders’ equity	346,383	303,580

Total liabilities and shareholders’ equity	$522,171	$544,401

SMART Modular Technologies (WWH), Inc. and Subsidiaries
Summary Cash Flow Information
(Unaudited)

	Nine Months Ended
	May 27,	May 28,
	2011	2010
	(In thousands)

Net cash provided by (used in) operating activities	$19,804	$(4,136)
Net cash used in investing activities	$(15,773)	$(15,034)
Net cash provided by (used in) financing activities	$8,821	$(23,616)
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